Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of August [  ], 2018 by and among Protagonist Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”) and the several purchasers signatory hereto (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company and the Purchasers are parties to a Securities Purchase Agreement, dated as of August 6, 2018 (the “Purchase Agreement”), pursuant to which the Purchasers are purchasing an aggregate of (i) 2,750,000 shares of Common Stock, (ii) Class A Warrants (as defined in the Purchase Agreement) to purchase an aggregate of 1,375,000 a shares, of Common Stock and (iii) Class B Warrants (as defined in the Purchase Agreement) to purchase an aggregate of 1,375,000 shares of Common Stock; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, and pursuant to the terms of the Purchase Agreement, the parties desire to enter into this Agreement in order to grant certain rights to the Purchasers as set forth below.

NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.                                      Certain Definitions. Unless the context otherwise requires, the following terms, for all purposes of this Agreement, shall have the meanings specified in this Section 1.

“Affiliate” has the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act; provided, however, that for purposes of this Agreement, the Purchasers and their Affiliates, on the one hand, and the Company and its Affiliates, on the other, shall not be deemed to be “Affiliates” of one another.

“Allowed Delay” has the meaning set forth in Section 2.1(b)(ii).

“Business Days” has the meaning ascribed to such term in the Purchase Agreement.

“Closing Date” has the meaning ascribed to such term in the Purchase Agreement.

“Common Stock” means shares of the common stock, par value $0.00001 per share, of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Filing Deadline” has the meaning set forth in Section 2.1(a).

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

“Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Holder” means any Purchaser owning or having the right to acquire Registrable Securities.

“Participating Holder” means with respect to any registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Person” has the meaning ascribed to such term in the Purchase Agreement.

“PIPE Shares” means, collectively, the Warrant Shares.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means the PIPE Shares and any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the PIPE Shares. Notwithstanding the foregoing, PIPE Shares shall cease to be Registrable Securities for all purposes hereunder upon a sale by any Person to the public either pursuant to a registration statement under the Securities Act or under Rule 144 (in which case, only such PIPE Shares sold shall cease to be Registrable Securities).

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Registration Expenses” has the meaning set forth in Section 2.3.

“Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

“Rule 145” means Rule 145 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC” or “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Warrant Shares” have the respective meanings ascribed to such terms in the Purchase Agreement.

“Shelf Registration Statement” has the meaning set forth in Section 2.1(a).

“Special Registration Statement” means (i) any registration statement relating to any employee benefit plan, (ii) with respect to any corporate reorganization or transaction under Rule 145, any registration statement related to the issuance or resale of securities issued in such a transaction and (iii) any registration statement related to stock issued upon conversion of debt securities.

“Transaction Documents” means this Agreement, the Purchase Agreement and the Warrants (as defined in the Purchase Agreement), all exhibits and schedules thereto and hereto and any other documents or agreement executed in connection with the transactions contemplated hereunder or thereunder.

2.                                      Registration Rights.

2.1                               Shelf Registration.

(a)                                 Registration Statements.  On or prior to the date that is thirty days after the Closing Date (the “Filing Deadline”); provided, however, that if the Filing Deadline falls on a day that is not a Business Day, such deadline shall be extended to the next Business Day, the Company shall prepare and file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”). Such Shelf Registration Statement shall, subject to the limitations of Form S-3, include the aggregate amount of Registrable Securities to be registered therein and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Shelf Registration Statement) the “Plan of Distribution” in substantially the form attached hereto as Annex A. To the extent the staff of the SEC does not permit all of the Registrable Securities to be registered on the initial Registration Statement or for any other reason any Registrable Securities are not then included in a Registration Statement filed under this Agreement, the Company shall file additional Registration Statements (each an “Additional Registration Statement”), as promptly as possible, and in any event within 30 days from when the Company becomes eligible to file such Additional Registration Statement, successively trying to register on each such Additional Registration Statement the maximum number of remaining Registrable Securities until all of the Registrable Securities have been registered with the SEC.

To the extent the rules and regulations of the Commission do not permit such Shelf Registration Statement to include all of the Registrable Securities, the Company shall use its reasonable best efforts to register the maximum amount permitted by the Commission and the Registrable Securities required to be omitted from such Shelf Registration Statement shall be determined in the sole discretion of the Purchasers.

(b)                                 Effectiveness.

(i)                                     The Company shall use reasonable best efforts to have the Shelf Registration Statement declared effective as soon as practicable. The Company shall notify the Purchasers by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Purchasers with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. Subject to any limitations provided herein, the Company shall cause the Shelf Registration Statement to remain effective until the earlier to occur of: (i) the date two years from the Closing Date, or (ii) the date on which all of the Registrable Securities registered under the Shelf Registration Statement are either sold pursuant to the Shelf Registration Statement or sold under Rule 144. If (A)(x) a Registration Statement covering the Registrable Securities is not declared effective by the SEC prior to the earlier of (i) five (5) Business Days after the SEC shall have informed the Company that no review of the Registration Statement will be made or that the SEC has no further comments on the Registration Statement or (ii) the 90th day after the Closing Date (the 120th day if the SEC reviews the Registration Statement), or (y) a Registration Statement covering Registrable Securities is not declared effective by the SEC within ninety (90) days following the time such Registration Statement was required to be filed pursuant to Section 2.1(a) (120 days if the SEC reviews the Registration Statement), or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding the inability of any Purchaser to sell the Registrable Securities covered thereby due to market conditions and except as excused pursuant to subparagraph (ii) below, then the Company will make pro rata payments to each Purchaser, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Purchaser for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the “Blackout Period”).  For each Purchaser that elects to receive liquidated damages, such payments shall constitute such Purchaser’s exclusive monetary remedy for such events and shall be in addition to any other rights the Investors may have hereunder or under applicable law and shall not affect the right of the Purchasers to seek injunctive relief.  The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) Business Days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period.  Such payments shall be made to each Purchaser in cash.

(ii)                                  For not more than thirty (30) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Purchaser in writing of the commencement of and the reasons for an Allowed Delay, but shall not (without the prior written consent of a Purchaser) disclose to such Purchaser any material non-public information giving rise to an Allowed Delay, (b) advise the Purchasers in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

2.2                               Piggyback Registrations.

(a)                                 If at any time there is not then an effective registration statement covering all of the Registrable Securities and the Company determines to prepare and file with the SEC a registration statement, but excluding in all cases any Special Registration Statements, relating to an offering for its own account or the account of others of any of its equity securities, then the Company shall send to each Holder written notice of such determination and, if within 15 days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered.

(b)                                 The Company shall have the right, in its sole discretion, to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.

2.3                               Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, other than underwriting discounts or commissions deducted from the proceeds in respect of any Registrable Securities, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA or any other regulatory authority, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses and Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires, (vi) all fees and expenses incurred in connection with the listing of Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, (viii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), and (ix) any other fees and disbursements customarily paid by the issuers of securities. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay any underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

2.4                               Company Obligations. The Company will use reasonable best efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will:

(a)                                 prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Free Writing Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and the Participating Holders, if any, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and the Participating Holders and their respective counsel and (y) except in the case of a registration under Section 2.2, not file any Registration Statement or Prospectus or amendments or supplements thereto to which any Participating Holders or the underwriters, if any, shall reasonably object;

(b)                                 file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act;

(c)                                  prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and such amendments or supplements to any Free Writing Prospectus as may be (y) reasonably requested by any Participating Holder or (z) necessary to keep such Registration Statement effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(d)                                 promptly notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Free Writing Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC for amendments or supplements to such Registration Statement, Prospectus or Free Writing Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC preventing or suspending the use of any preliminary or final Prospectus or any Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (E) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

(e)                                  promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or any Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(f)                                   promptly incorporate in a Prospectus supplement, Free Writing Prospectus or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters and the Participating Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Free Writing Prospectus or post-effective amendment;

(g)                                  furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Participating Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(h)                                 deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus), any Free Writing Prospectus and any amendment or supplement thereto as such Participating Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus, any Free Writing Prospectus and any amendment or supplement thereto by such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities thereby) and such other documents as such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Participating Holder or underwriter;

(i)                                     on or prior to the date on which the Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by this Agreement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(j)                                    cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(k)                                 use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(l)                                     make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(m)                             enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Purchasers or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(n)                                 obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Participating Holders or underwriters, as the case may be, and their respective counsel;

(o)                                 in the case of an underwritten offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the date of the closing under the underwriting agreement;

(p)                                 cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA or any other securities regulatory authority;

(q)                                 use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(r)                                    provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(s)                                   use commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which any of the Common Stock is then listed or quoted and on each inter-dealer quotation system on which any of the Common Stock is then quoted;

(t)                                    the Company shall make available, during normal business hours, for inspection and review by the Purchasers, advisors to and representatives of the Purchasers (who may or may not be affiliated with the Purchasers and who are reasonably acceptable to the Company), all financial and other records, all SEC Reports (as defined in the Purchase Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Purchasers or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Purchasers and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement; and

(u)                                 with a view to making available to the Purchasers the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Purchasers to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Purchaser upon request, as long as such Purchaser owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Purchaser of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

2.5                               Obligations of the Purchasers.

(a)                                 Each Purchaser shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the

Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Purchaser of the information the Company requires from such Purchaser if such Purchaser elects to have any of its Registrable Securities included in the Registration Statement. A Purchaser shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Purchaser elects to have any of its Registrable Securities included in the Registration Statement.

(b)                                 Each Purchaser, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)                                  Each Purchaser agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2.1(b)(ii), or (ii) the happening of an event pursuant to Section 2.4(d) or Section 2.4(e) hereof, such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement (provided the Purchasers shall be permitted to settle any trades made prior to receiving such notice from the Company) covering such Registrable Securities, until the Purchaser is advised by the Company that such dispositions may again be made.

2.6                               Indemnification.

(a)                                 Indemnification by the Company. The Company will indemnify and hold harmless each Purchaser and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Purchaser within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; (ii) any “Blue Sky” application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on a Purchaser’s behalf and will reimburse such Purchaser, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Purchaser or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b)                                 Indemnification by the Purchasers. Each Purchaser agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of a Purchaser be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Purchaser in connection with any claim relating to this Section 2 and the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue statement or omission) received by such Purchaser upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)                                  Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (provided, however, that such indemnified party shall, at the expense of the indemnifying party, be entitled to counsel of its own choosing to monitor such defense); provided that, subject to the preceding sentence, any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)                                 Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 2 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

3.                                      Miscellaneous.

3.1                               Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

3.2                               Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successor and assigns of the parties hereto (other than the rights of any Holder under Section 2 hereof, which shall not be assignable and shall not inure to the benefit of any successor or assign of a Holder). The Company may not assign its rights or obligations hereunder except with the prior written consent of each Holder. Each Holder may assign their respective rights hereunder (other than the rights of any Holder under Section 2 hereof, which shall not be assignable and shall not inure to the benefit of any successor or assign of a Holder) in the manner and to the Persons permitted under the Purchase Agreement.

3.3                               Entire Agreement; Amendment. This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any previous agreements among the parties relative to the specific subject matter hereof are superseded by this Agreement. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated other than by a written instrument signed by the party against who enforcement of any such amendment, change, waiver, discharge or termination is sought.

3.4                               Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 5.4 of the Purchase Agreement.

3.5                               Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

3.6                               Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

3.7                               Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

3.8                               Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

3.9                               Consents. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

3.10                        SPECIFIC PERFORMANCE. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.

3.11                        Construction of Agreement. No provision of this Agreement shall be construed against either party as the drafter thereof.

3.12                        Section References. Unless otherwise stated, any reference contained herein to a Section or subsection refers to the provisions of this Agreement.

3.13                        Variations of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

PROTAGONIST THERAPEUTICS, INC.

By:
Name:	Dinesh V. Patel, Ph.D.
Title:	President and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

[PURCHASER]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]